Exhibit B

                                            JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13G/A, dated
March 15, 2011 with respect to the shares of Common Stock of Endwave Corporation and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of
Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  March 15, 2011

                                           POTOMAC CAPITAL MANAGEMENT LLC
                                           By:   /s/ Paul J. Solit
                                                    Paul J. Solit, Managing Member

                                           PAUL J. SOLIT
                                           By:   /s/ Paul J. Solit
                                                    Paul J. Solit